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                                 SALE AGREEMENT

                                      among

                      FIRST UNION STUDENT LOAN TRUST 1997-1
                                   as Issuer,

                            FIRST UNION NATIONAL BANK
                                   as Seller,

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO
                    not in its individual capacity but solely
                           as Eligible Lender Trustee

                            Dated as of June 1, 1997







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

     SALE AGREEMENT, dated as of June 1, 1997, among FIRST UNION STUDENT LOAN TRUST 1997-1, a Delaware business trust (the "Issuer"), FIRST UNION NATIONAL BANK ("First Union"), a national banking association with its principal place of business in Avondale, Pennsylvania (the "Seller"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, solely as eligible lender trustee and not in its individual capacity (the "Eligible Lender Trustee").

     WHEREAS the Issuer desires to purchase, and the Seller is willing to sell to the Issuer all of its right, title and interest in and to the Financed Student Loans upon the terms and conditions hereinafter set forth;

     WHEREAS the Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to, such student loans on behalf of the Issuer;

     WHEREAS, it is contemplated that following such sale, transfer and assignment to the Issuer hereby, that the Issuer will pledge all of its right, title and interest in and to the Financed Student Loans to the Indenture Trustee, as security for the payment of notes to be issued pursuant to the Indenture dated as of June 1, 1997, between the Issuer and the Indenture Trustee;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND USAGE

     Capitalized terms used but not defined herein are defined in Appendix A to the Indenture, which also contains rules as to usage and construction that shall be applicable herein.

                                   ARTICLE II

                      CONVEYANCE OF FINANCED STUDENT LOANS

     SECTION 2.01. Conveyance of Financed Student Loans. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of (i) the net proceeds from the sale of the Notes and the Certificates (net of the Reserve Account Initial Deposit) and (ii) the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement and the other Basic Documents (as evidenced by the Excess Distribution Certificate), the Seller does hereby, as evidenced by a duly executed written assignment in the form of Exhibit A, sell, transfer, assign, set over and otherwise convey to the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations herein):

               (i) all right, title and interest in and to the Financed Student Loans and all obligations of the Obligors thereunder, including all moneys paid thereunder, and all written communications received by the Seller with respect thereto (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearance), on or after the Cutoff Date; and

               (ii) the proceeds of any and all of the foregoing.

     SECTION 2.02. Endorsement. The Seller hereby appoints each of the Eligible Lender Trustee and the Indenture Trustee as the Seller's true and lawful attorney-in-fact with full power of substitution to endorse the Seller's name on any promissory note evidencing the Financed Student Loans transferred to the Eligible Lender Trustee on behalf of the Trust pursuant to Section 2.01. The Seller acknowledges and agrees that this power of attorney shall be construed as a power coupled with an interest, shall be irrevocable as long as the Trust Agreement remains in effect and shall continue in effect until the Trust Agreement terminates.

                                   ARTICLE III

                           THE FINANCED STUDENT LOANS

     SECTION 3.01. Representations and Warranties of Seller With Respect to the Financed Student Loans. The Seller makes the following representations and warranties as to the Financed Student Loans on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

               (i) Characteristics of Financed Student Loans. Each Financed Student Loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction by the Seller in the ordinary course of its business to an eligible borrower under applicable law and agreements and was fully and properly executed by the parties thereto and (B) provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of such Financed Student Loan by its maturity and yield interest at the rate applicable thereto, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and restrictions, including those of the Higher Education Act or any Guarantee Agreement. Each Financed Student Loan qualifies the holder thereof to receive Interest Subsidy Payments (other than SLS Loans, unsubsidized Stafford Loans and certain Consolidation Loans) and Special Allowance Payments from the Department and Guarantee Payments from the applicable Guarantor and qualifies the applicable Guarantor to receive reinsurance payments thereon from the Department.

               (ii) Schedule of Financed Student Loans. The information set forth in Schedules A and B to this Agreement is true and correct in all material respects as of the opening of business on the Cutoff Date (with respect to Schedules A and B to this Agreement), and no selection procedures believed to be adverse to the Noteholders or the Certificateholders were utilized in selecting the Financed Student Loans. The computer tape regarding the Financed Student Loans made available to the Issuer and its assigns is true and correct in all respects as of the Cutoff Date.

               (iii) Compliance with Law. Each Financed Student Loan complied at the time it was originated or made and at the execution of this Agreement, complies, and the Seller and its agents, with respect to each such Financed Student Loan, have at all times complied, in all material respects with all requirements of applicable Federal, state and local laws and regulations thereunder, including the Higher Education Act, usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation B and other consumer credit laws and equal credit opportunity and disclosure laws and all applicable requirements of the Guarantee Agreements.

               (iv) Binding Obligation. Each Financed Student Loan represents the genuine, legal, valid and binding payment obligation in writing of the borrower thereof, enforceable by or on behalf of the holder thereof in accordance with its terms, and no Financed Student Loan has been satisfied, subordinated or rescinded, subject to clause (xiii) below.

               (v) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened or exists with respect to any Financed Student Loan.

               (vi) No Default. No Financed Student Loan has a payment that is more than 120 days overdue as of the Cutoff Date and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has occurred; and, except for payment defaults continuing for a period of not more than 120 days, no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has arisen; and the Seller has not waived and shall not waive any of the foregoing other than as permitted by the Basic Documents.

               (vii) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Financed Student Loans from the Seller to the Eligible Lender Trustee on behalf of the Issuer and that the beneficial interest in and title to such Financed Student Loans not be part of the debtor's estate in the event of the appointment of a receiver with respect to the Seller. No Financed Student Loan has been sold, transferred, assigned or pledged by the Seller to any Person other than the Eligible Lender Trustee on behalf of the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good title to each Financed Student Loan, free and clear of all Liens and, immediately upon the transfer thereof, the Eligible Lender Trustee on behalf of the Issuer shall have good title to each such Financed Student Loan, free and clear of all Liens, or the transfer shall have been perfected under the UCC.

               (viii) Lawful Assignment. No Financed Student Loan has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Financed Student Loan or any Financed Student Loan under this Agreement or the Indenture is unlawful, void or voidable.

               (ix) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Eligible Lender Trustee on behalf of the Issuer a first perfected ownership interest in the Financed Student Loans, and to give the Indenture Trustee a first perfected security interest therein, shall have been made on or prior to the Closing Date.

               (x) One Original. There is only one original executed copy of the promissory note evidencing each Financed Student Loan.

               (xi) Principal Balance. The aggregate principal balance of the Financed Student Loans, plus accrued interest to be capitalized with respect thereto, as of the Cutoff Date, is $--------------.

               (xii) No Claims. As of the Cutoff Date, no claim for payment with respect to a Financed Student Loan has been made to a Guarantor.

               (xiii) No Bankruptcies or Deaths. No borrower of any Financed Student Loan as of the date the Trust was created was noted in the related Financed Student Loan File as being currently involved in a bankruptcy proceeding or as having died.

               (xiv) General Intangibles. Each Financed Student Loan constitutes "general intangibles" as defined in the UCC.

               (xv) U.S. Obligors. Less than [--]% of the Financed Student Loans are due from Persons not having a mailing address in the United States of America.

               (xvi) Interest Accruing. Each Financed Student Loan is accruing interest (whether or not such interest is being paid currently, by the borrower or by the Department, or is being capitalized), except as otherwise expressly permitted by the Basic Documents.

     SECTION 3.02. Repurchase Upon Breach; Reimbursement. The Seller or the Eligible Lender Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.01 or Section 4.01. Unless any such breach shall have been cured within 120 days following the discovery thereof by the Eligible Lender Trustee or receipt by the Eligible Lender Trustee of written notice from the Seller of such breach, the Seller shall be obligated to repurchase any Financed Student Loan in which the interests of the Noteholders or the Certificateholders are materially and adversely affected by any such breach as of the first day succeeding the end of such 120-day period that is the last day of a Collection Period; provided that it is understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan to the Eligible Lender Trustee will not be considered to have a material adverse effect for this purpose. In consideration of and simultaneously with the repurchase of the Financed Student Loan, the Seller shall remit the Purchase Amount, in the manner specified in Section 4.04 of the Master Servicing Agreement, and the Issuer shall execute such assignments and other documents reasonably requested by the Seller in order to effect such transfer. Upon any such transfer of a Financed Student Loan, legal title to, and beneficial ownership and control of, the related Financed Student Loan File will thereafter belong to the Seller. In addition, if any such breach by the Seller does not trigger such a repurchase obligation but does result in the refusal by a Guarantor to guarantee all or a portion of the accrued interest, or the loss (including any obligation of the Issuer to repay to the Department) of certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed Student Loan, then, unless such breach, if curable, is cured within 120 days, the Seller shall reimburse the Issuer by remitting an amount equal to the sum of all such non-guaranteed interest amounts and such forfeited Interest Subsidy Payments and Special Allowance Payments in the manner specified in
Section 4.04 of the Master  Servicing  Agreement.  Subject to the  provisions of
Section 4.03, the sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties set forth in Section 3.01 or 4.01 and the agreement contained in this Section shall be to require the Seller to repurchase Financed Student Loans or to reimburse the Issuer as provided above pursuant to this Section, subject to the conditions contained herein.

                                   ARTICLE IV

                        THE SELLER AND THE ADMINISTRATOR

     SECTION 4.01. Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Financed Student Loans. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

     (a) Organization and Good Standing. The Seller is duly organized and validly existing as a national banking association in good standing under the laws of the United States of America, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Financed Student Loans.

     (b) Power and Authority of the Seller. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer (or with the Eligible Lender Trustee on behalf of the Issuer) and the Seller has duly authorized such sale and assignment to the Issuer (or to the Eligible Lender Trustee on behalf of the Issuer) by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary action.

     (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

     (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of association or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Seller, any order, rule or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

     (e) No Proceedings. There are no proceedings or investigations pending against the Seller or, to its knowledge, threatened against the Seller before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents,
(ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents, the Notes or the Certificates or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer, the Notes or the Certificates.

     SECTION 4.02. Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a national banking association under the laws of the jurisdiction of its organization.

     SECTION 4.03. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

     (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee and the Indenture Trustee and their officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents (except any such income taxes arising out of fees paid to the Eligible Lender Trustee or the Indenture Trustee), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Financed Student Loans or Federal or other income taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same.

     (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders and the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

     (c) The Seller shall be liable as primary obligor for, and shall indemnify, defend and hold harmless the Eligible Lender Trustee and its officers, directors, employees and agents from and against, all costs, expenses, losses, claims, damages, obligations and liabilities arising out of, incurred in connection with or relating to the Trust Agreement, the other Basic Documents to which it is a party, the Trust Estate, the acceptance or performance of the trusts and duties set forth herein and in the Trust Agreement or the action or the inaction of the Eligible Lender Trustee hereunder and under the Trust Agreement, except to the extent that such cost, expense, loss, claim, damage, obligation or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Eligible Lender Trustee,
(ii) shall arise from any breach by the Eligible Lender Trustee of its covenants under any of the Basic Documents to which it is a party; or (iii) shall arise from the breach by the Eligible Lender Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this paragraph, the Eligible Lender Trustee's choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

     (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate (other than those taxes expressly excluded from the Seller's responsibilities pursuant to the parentheticals in paragraph (a) above).

     Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include the reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

     SECTION 4.04. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated,
(b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, shall be the successor to the Seller without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Seller hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Seller, if other than First Union or the Master Servicer, executes an agreement of assumption to perform every obligation of the Seller under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.01 shall have been breached, (iii) the surviving Seller, if other than First Union or the Master Servicer, shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) such transaction will not result in a material adverse Federal or state tax consequence to the Issuer, the Noteholders or the Certificateholders and (v) unless First Union is the surviving entity, the Seller shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Financed Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

     SECTION 4.05. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder (provided that such reliance shall not limit in any way the Seller's obligations under Section 3.02). The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 4.06. Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.01. Amendment. This Agreement may be amended by the Seller and the Eligible Lender Trustee, with the consent of the Indenture Trustee (such consent not to be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     This Agreement may also be amended from time to time by the Seller and the Eligible Lender Trustee, upon the satisfaction of the Rating Agency Condition, with the consent of the Indenture Trustee (which consent shall not be unreasonably withheld), the consent of the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Financed Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Noteholders or the Certificateholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders and Certificateholders.

     Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, five Business Days prior thereto), the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     SECTION 5.02. Protection of Interests in Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Eligible Lender Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) The Seller shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Eligible Lender Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) The Seller shall have an obligation to give the Eligible Lender Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment.

     (d) The Seller shall deliver to the Eligible Lender Trustee and the Indenture Trustee:

          (1) promptly after the execution and delivery of this Agreement, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

          (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided, however, that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.06(b) of the Indenture.

     Each Opinion of Counsel referred to in clause (1) or (2) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

     (e) The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to
Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

     SECTION 5.03. Notices. All demands, notices and communications upon or to the Seller, the Eligible Lender Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid) and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to First Union National Bank, 102 Pennsylvania Avenue, Avondale, PA 19311,
Attention: [Senior Vice President],  (telephone:  (---) ----------);  facsimile:
(---) ----------), (b) in the case of the Issuer or the Eligible Lender Trustee, at the Corporate Trust Office of the Eligible Lender Trustee, (c) in the case of the Indenture Trustee, at its Corporate Trust Office, (d) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, NY 10004,
Attention:  Asset  Backed  Surveillance  (telephone:  212---------;   facsimile:
212---------), and (e) in the case of Moody's, to Moody's Investors Service, Inc. 99 Church Street, New York, NY 10007, Attention: ABS Monitoring Department, (telephone: 212-553-0300; facsimile: 212-553-4600); or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 5.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 4.04, this Agreement may not be assigned by the Seller. This Agreement may only be assigned by the Eligible Lender Trustee to its permitted successor pursuant to the Trust Agreement.

     SECTION 5.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer and the Eligible Lender Trustee and for the benefit of the Certificateholders, the Indenture Trustee and the Noteholders, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 5.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 5.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 5.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 5.09. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 5.10. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of a security interest in all right, title and interest of the Issuer in, to and under the Financed Student Loans and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

     SECTION 5.11. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Seller and the Eligible Lender Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

     SECTION 5.12. Limitation of Liability of Eligible Lender Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by The First National Bank of Chicago not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall The First National Bank of Chicago in its individual capacity or, except as expressly provided in the Trust
Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Bankers Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        FIRST UNION STUDENT LOAN TRUST 1997-1,

By: THE FIRST NATIONAL BANK OF CHICAGO, not in its individual capacity but solely as Eligible Lender Trustee on behalf of the Trust

                                        By:----------------------------
                                        Name: -------------------------
                                        Title: ------------------------



                                        FIRST UNION NATIONAL BANK,
                                        as Seller

                                        By:----------------------------
                                        Name: -------------------------
                                        Title: ------------------------



                                        THE FIRST NATIONAL BANK OF CHICAGO, not
                                        in its individual capacity but solely
                                        as Eligible Lender Trustee

                                        By:----------------------------
                                        Name: -------------------------
                                        Title: ------------------------



Acknowledged and accepted as of the day
and year first above written:

BANKERS TRUST COMPANY, not in
its individual capacity but solely as Indenture Trustee,

By:----------------------------
Name: -------------------------
Title: ------------------------

                                   SCHEDULE A

                       Schedule of Financed Student Loans

                                   SCHEDULE B

                     Location of Financed Student Loan Files

                                    EXHIBIT A

                                   ASSIGNMENT

     For value received, in accordance with the Sale Agreement, dated as of June 1, 1997 (the "Sale Agreement"), among the undersigned, as seller (the "Seller") and as administrator (the "Administrator"), First Union Student Loan Trust
1997-1 (the "Trust") and The First National Bank of Chicago, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Sale Agreement), all right, title and interest of the undersigned in and to (i) the Financed Student Loans and all obligations of the Obligors thereunder, including all monies paid thereunder on or after the Cutoff Date, and (ii) the proceeds of any and all of the foregoing (including proceeds derived from the voluntary or involuntary conversion of any of the Financed Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement). The foregoing sale does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Trust of any obligation of the Seller to the borrowers of Financed Student Loans or any other person in connection with the Financed Student Loans or any agreement or instrument relating to any of them.

     In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Financed Student Loan described in Schedule A to the Sale Agreement in favor of the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Sale Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

     This  Assignment  is  made  pursuant  to  and  upon  the   representations,
warranties and agreements on the part of the undersigned contained in the Sale Agreement and is to be governed by the Sale Agreement.

     Capitalized terms used but not defined herein shall have the meaning assigned to them in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of June ----, 1997.

                                        FIRST UNION NATIONAL BANK,
                                        as Seller

                                        By:----------------------------
                                        Name: -------------------------
                                        Title: ------------------------